PRICING SUPPLEMENT NO. 97-04 Dated September 10, 1997   Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997            File No.333-30543




                         BENEFICIAL CORPORATION

                       Medium-Term Notes, Series I
                            (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:



                                                               Interest
Principal                     Settlement     Maturity          Rate
Amount          CUSIP #       Date           Date              Per Annum


$23,800,000     08172MGJ9     09/15/1997     09/15/2003        6.80%